                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

To Foothill Independent Bancorp:

We consent to the incorporation by reference of our report dated March 15, 1996, on the financial statements of Foothill Independent Bank Partners In Your Future retirement plan as of December 31, 1995, included as part of this Form 10-K into the Registration Statement on Form S-8 (Registration Number 33-57586).



                                    /s/ Vavrinek Trine Day & Co.

                                    VAVRINEK, TRINE, DAY & COMPANY
                                    Certified Public Accountants

March 26, 1996
Rancho Cucamonga, California



                                  EXHIBIT 23.2